UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 13, 2017

ENVIRO VORAXIAL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)
Idaho	000-30454	83-0266517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

821 N.W. 57th Place, Fort Lauderdale, Florida 33309
(Address of Principal Executive Office) (Zip Code)

(954) 958-9968
(Registrant's telephone number, including area code)

_____________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

 On March 13, 2017, Enviro Voraxial Technology, Inc. and Florida Precision Aerospace, Inc., the Enviro Voraxial Technology's wholly owned subsidiary (collectively, the "Company"), entered into a Technology Purchase Agreement (the "Agreement") with Schlumberger Technology Corporation, a Texas corporation, Schlumberger Canada Limited, a Canadian entity, and Schlumberger B.V., an entity organized under the laws of the Netherlands (collectively, the "Purchasers").

 Under the Agreement, subject to conditions to closing, the Company shall sell its intellectual property (the "Intellectual Property"), substantially consisting of its Voraxial patents, marks, software and copyrights, to the Purchasers in consideration of up to four million dollars ($4,000,000), of which three million dollars ($3,000,000) is payable at closing and one million dollars ($1,000,000) payable upon the completion of both 1) the complete transfer of the Intellectually Property to Purchasers and 2) the provision by the Company of transition information, assets and services to Purchasers, which is estimated to be approximately 12 months from the closing date. In addition, following the closing the Company shall receive a worldwide, royalty-free license from the Purchasers, to make, use, sell, offer for sale, and import products and processes embodying the Intellectual Property outside the oil-and-gas market.  In addition, the Company and the Purchasers, upon the closing of the Agreement, shall enter into a supply agreement for certain manufacturing rights.

        The Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type.  Each party's obligation to consummate the transaction is subject to customary closing conditions and the condition that all representations and warranties, including a representation that no material adverse change has occurred, are true and correct on the date of closing as if made on such date. The Agreement is subject to customary termination provisions and, in addition, may be terminated by the Company or the Purchasers if specified closing conditions have not been fulfilled by May 30, 2017, unless the terminating party has failed to comply with or perform its covenants and obligations in the Agreement at the time of such termination.

                The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Technology Purchase Agreement dated March 13, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENVIRO VORAXIAL TECHNOLOGY, INC.

Date: March 14, 2017	/s/ John A. DiBella
John A. DiBella Chief Executive Officer